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Exhibit 5.1

BOSTON BRUSSELS CHICAGO FRANKFURT HAMBURG HONG KONG LONDON LOS ANGELES MILAN MOSCOW NEW JERSEY	Latham & Watkins ATTORNEYS AT LAW www.lw.com	NEW YORK NORTHERN VIRGINIA ORANGE COUNTY PARIS SAN DIEGO DOWNTOWN SAN FRANCISCO SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

        October 25, 2002

PriceSmart, Inc.
4649 Morena Boulevard
San Diego, California 92117

Re:	PriceSmart, Inc. Registration Statement on Form S-3; 79,313 Shares of Common Stock, par value $0.0001 per share

Ladies and Gentlemen:

        In connection with the registration by PriceSmart, Inc., a Delaware corporation (the "Company"), of 79,313 shares of common stock of the Company, par value $0.0001 per share (the "Shares"), under the Securities Act of 1933, as amended, on the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 25, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing, it is our opinion that as of the date of this opinion, the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

Very truly yours,

/s/ LATHAM & WATKINS

12636 High Bluff Drive, Suite 300 • San Diego, California 92130-2071
TELEPHONE: (858) 523-5400 • FAX: (858) 523-5450

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  Exhibit 5.1